                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--235 (Targeted Maturities), Defined Asset Funds (Trusts A, B and C):

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-54255 of our opinion dated September 18, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 16, 1996